THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.


               WARRANT TO PURCHASE COMMON STOCK OF DIRECTRIX, INC.

                                     Void after 5:00 p.m. NY Time April 30, 2006


           This warrant (the "Warrant") is issued to Andrita Management LLC (the "Holder") by Directrix, Inc., a Delaware limited liability company (the "Company"), on April 30, 2001 (the "Warrant Issue Date"). This Warrant is issued pursuant to that certain letter agreement dated as of even date herewith by and between the Company and the Holder.


           1. Purchase Shares. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company 100,000 fully paid and nonassessable shares (the "Shares") of the common stock of the Company. The number of Shares shall be subject to adjustment pursuant to Section 10 hereof.

           2. Exercise Price. The exercise price for the Shares shall be $2.90 per Share, as adjusted from time to time pursuant to Section 10 hereof (the "Exercise Price").

           3. Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on September 20, 2001 and terminating at 5:00 p.m. New York Time on April 30, 2006.

           4. Cash Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, its purchase rights hereunder by (i) surrendering this Warrant, together with a duly executed copy of the form of Notice of Election attached hereto, to the Secretary of the Company at its principal offices; and
(ii) paying to the Company an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

           5.   Intentionally Deleted

           6. Representations, Warranties and Covenants of Holder. Holder acknowledges that Company is issuing this Warrant to Holder in reliance upon the following representations, warranties and covenants. The Holder represents, warrants, and to the extent applicable, covenants, that:

                (a) Authorization. The Holder has full power and authority to enter into this Warrant, and this Warrant constitutes Holder's valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

                (b) Purchase Entirely for Own Account. This Warrant and the common stock to be received by Holder upon exercise of this Warrant (collectively, the "Securities") will be acquired for investment for such Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

                (c) No Contracts. Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

                (d) Disclosure of Information. Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company.

                (e) Investment Experience. Holder is an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

                (f) Restricted Securities. Holder understands that the Securities are "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, Holder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

                (g) Further Limitations on Disposition. Without in any way limiting the representations set forth above, Holder agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 6, provided and to the extent this Section is then applicable, and unless and until:

                    (i) a registration statement under the Act is in effect covering such proposed disposition (and such disposition is made in accordance with such registration statement); or

                    (ii) (A) Holder has notified the Company of the proposed disposition and has furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if requested by the Company, Holder has furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of securities under the Act. The Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                    (iii)  Notwithstanding the provisions of Paragraphs (i) and
(ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder to any entity or person that is controlled by, controls or is under common control with the Holder, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if it, he or she were the Holder hereunder.

           7. Legends. The certificates evidencing the Securities may bear one or all of the following legends:

                (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required, unless sold pursuant to Rule 144 of such Act."

                (b)  Any legend required by the laws of the State of New York.

           8. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within 30 days of the delivery of the exercise notice. If the Holder exercises this Warrant with respect to less than all of the Shares that may be purchased under this Warrant, the Company shall execute a new warrant in the form of this Warrant for the balance of such Shares and deliver such new warrant to Holder.

           9. Issuance of Shares. The Company covenants that it will at all times keep available such number of authorized shares of its common stock, free from all preemptive rights with respect thereto, that will be sufficient to permit the exercise of this Warrant for the full number of Shares specified herein. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

           10. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

                (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its common stock, by split or otherwise, or combine its common sock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per Share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 10(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                (b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the common stock of the Company (other than as a result of a subdivision or combination provided for in Section 10(a) above), then, as a condition of such reclassification, reorganization, or change, the Company or its successor shall deliver to Holder duly executed documents granting Holder the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of common stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case, the Company or its successor shall make appropriate provisions with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per Share payable hereunder, provided the aggregate purchase price shall remain the same.

                (c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of shares of common stock or other securities thereafter purchasable upon exercise of this Warrant.

                (d) No Impairment. The Company and the Holder will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company or the Holder, respectively. Each party will in good faith take such action as may be necessary or appropriate in order to protect the rights of the Company and the Holder against impairment.

           11. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional Shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

           12. No Shareholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the Shares, including, without limitation, the right to vote such Shares, receive dividends or other distributions thereon or be notified of shareholder meetings. Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 12 shall limit the right of the Holder to be provided the notices required under this Warrant.

           13.  Successors and Assigns.  Subject to the conditions imposed by
Section 6(g) herein, the terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties.

           14.  Piggy Back Registration Rights.

                (a) Rights. The Company shall notify Holder (a "Registration Notice") at least 20 days prior to the filing of any registration statement under the Act for purposes of a public offering of the common stock of the Company (including but not limited to registration statements relating to secondary offerings of the Company's common stock, but excluding registration statements related to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Act and excluding the registration statement filed in connection with the initial public offering of the Company's securities). Subject to the provisions of this Section 14, Holder may request that Company include all or a portion of the Shares held by Holder (as a result of the exercise of all or a portion or the Warrant) (the "Issued Shares") by providing Company with written notice within 15 days after receipt of Company's Registration Notice. Holder's notice must specify the number of Issued Shares it desires to include in the registration statement.

                (b) Reduction. If the registration statement under which the Company gives notice under this Section 14 is for an underwritten offering, the Company shall so advise Holder. Holder's right to have the Issued Shares included in a registration pursuant to this Section 14 shall be conditioned upon Holder's entering into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding anything to the contrary in this Warrant, if the underwriter determines in good faith that marketing factors require a limitation on the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated as follows: (i) first, to the Company; and then (ii) to the Holder on a pro rata basis based on the total number of securities requested by all holders of the Company's securities (each, a "Securities Holder") to be included in such underwriting.

                (c) Holder's Right to Withdraw; Company's Right to Terminate. If Holder disapproves of the terms of any such underwriting, Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten days prior to the effective date of the registration statement. Any securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. The Company may terminate or withdraw any registration initiated by it under this Section 14 prior to the effectiveness of such registration whether or not Holder has elected to include any Issued Shares in such registration.

                (d) The Company agrees that if the Holders request inclusion of the Issued Shares in a registration statement filed by the Company under this
Section 14, the Company agrees to keep such registration statement continuously effective for a period ending on the earlier of (A) the date on which all Issued Shares covered by such registration statement have been sold and (B) the date on which the Holders may sell all of the Issued Shares covered by such registration statement without restriction pursuant to Rule 144 promulgated under the Act.

           15. Amendments and Waivers. The terms of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder. Any such amendment or waiver shall be binding upon each holder of any Shares purchased under this Warrant at the time outstanding, each future holder of all such Shares, and the Company.

           16. Notices. All notices required under this Warrant shall be deemed to have been given or made (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by reputable overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

           17. Captions. The section and subsection headings of this Warrant are for convenience only and are not to be construed as part of as a limitation on the provision to which they refer.

           18. Governing Law. New York law governs the interpretation of this Warrant.

           19. Survival. The warranties, representations and covenants contained in or made pursuant to this Warrant shall survive the execution, delivery and exercise of this Warrant.

           IN WITNESS WHEREOF, this Warrant has been executed as of the day and date first indicated above.


                                         DIRECTRIX, INC.



                                         By:____________________________________
                                            J. Roger Faherty, Chairman & CEO

                                         ANDRITA MANAGEMENT LLC



                                         By:____________________________________
                                            Name:
                                            Title:

                               NOTICE OF EXERCISE


To:  [________________________]

           The undersigned warrant holder (the "Holder") elects to [check applicable subsection]:


           [ ] (a) purchase _________________ Shares of common stock of [________________], pursuant to the terms of the attached Warrant. The Holder has included with this notice payment of the Exercise Price per Share required under such Warrant, in the aggregate amount of $_______________.

OR

           [ ] (b) exercise the attached Warrant for [all of the Shares] [________ of the Shares] [cross out inapplicable phrase] purchasable under the Warrant pursuant to the net exercise provisions of Section 5 of such Warrant.


                  Holder hereby represents and warrants that it is acquiring such Shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof. Capitalized terms not otherwise defined in this notice are defined in the Warrant.

HOLDER:



-----------------------------------------
[signature]



-----------------------------------------
[Print Name]


Address:__________________________________

__________________________________________

Date:_____________________________________


Name in which shares should be registered:


__________________________________________